Exhibit 10.5

OFFICER STOCK OPTION AGREEMENT

Polycom, Inc.
Notice of Grant of Stock Options	ID: 94-3128324
and Option Agreement	6001 America Center Dr.
San Jose, CA 95164

[NAME]	Option Number:	XXX
[ADDRESS]	Plan:	2011
[ADDRESS]	ID:	XXXX

Effective Date you have been granted a Non-Qualified Stock Option to buy [NUMBER] shares of Polycom, Inc. (the Company) stock at $«Price» per share.

The total option price of the shares granted is $xxxx.xx.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration Date
[NUMBER]			[DATE]
[DATE]

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2011 Equity Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

Polycom, Inc.	Date

[NAME]	Date

APPENDIX A

TERMS AND CONDITIONS OF STOCK OPTION

1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her service and not in lieu of or other compensation for his or her services, a stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of the maximum number of Shares set forth on the Notice of Grant. As of the date of grant of this option, the Employee is an executive officer of the Company who is subject to Section 16 of the 1934 Act.

2. Exercise Price. The purchase price per Share for this option (the “Exercise Price”) shall be equal to the Exercise Price set forth on the Notice of Grant.

3. Vesting Schedule. Except as otherwise provided in this Agreement, the right to exercise this option will vest in the amounts and on the dates shown on the Notice of Grant. Except to the limited extent provided in paragraph 12, Shares scheduled to vest on any such date actually will vest only if the Employee has not incurred a Termination of Service prior to such date. If the Employee takes a leave of absence authorized by the Company, no vesting of this option will occur during the leave. If the Employee returns to active employment with the Company or a Subsidiary within sixty (60) days after the start date of such leave, then upon such return, the Employee will receive retroactive service credit for the period of such leave. If the Employee does not return to active employment with the Company or a Subsidiary within such sixty (60)-day period, then no credit will be given for any part of such leave and the vesting of this option will be deferred for a period of time equal to the entire period of the leave. If this option is designated as an incentive stock option in the Notice of Grant and the leave of absence continues for more than ninety (90) days, then this option will become a nonqualified stock option (i.e., an option that is not qualified under section 422 of the Code) beginning on the ninety-first (91st) day of the leave, unless the Employee’s reemployment rights are guaranteed by statute or by written agreement.

4. Termination of Option. Except in the event the Employee incurs a Termination of Service on account of death, and subject to the Breach Provision, this option shall terminate and no longer be exercisable as to any of the remaining Shares upon the first to occur of (a) the Expiration Date and (b) the Exercise Termination Date. For purposes of this Paragraph, “Exercise Termination Date” means (a) the date of the Employee’s Termination of Service on account of termination by the Company for Cause, (b) the date twelve (12) months following the date of the Employee’s Termination of Service on account of Disability, involuntary termination by the Company for a reason other than Cause, or a voluntary termination by the Employee for Good Reason or Retirement, or (c) the date three (3) months following the date of the Employee’s Termination of Service for any other reason. Upon the Employee’s Termination of Service, any unvested portion of this option (after applying the rules of Paragraph 12)

shall terminate immediately. In addition, this option may be exercised only if the Employee has not breached the provisions set forth in Paragraphs 24 and 25 (this sentence referred to above as the “Breach Provision”). In the event this option no longer may be exercised as a result of the preceding sentence, this option shall terminate immediately.

For purposes of this Agreement, “Cause” means (a) the Employee’s failure to perform (other than due to Permanent Disability or death) the duties of the Employee’s position (as they may exist from time to time) to the reasonable satisfaction of the Company (or any Subsidiary) after receipt of a written warning and at least 15 days’ opportunity to for the Employee to cure the failure, (b) any act of dishonesty taken by the Employee in connection with the Employee’s responsibilities as an employee that is intended to result in the Employee’s substantial personal enrichment, (c) the Employee’s conviction or plea of no contest to a crime that negatively reflects on the Employee’s fitness to perform the Employee’s duties or harms the Company’s (or any Subsidiary’s) reputation or business, (d) the Employee’s willful misconduct by that is injurious to the Company (or any Subsidiary), or (e) the Employee’s willful violation of a material Company (or Subsidiary) policy. The preceding definition shall not be deemed to be inclusive of all the acts or omissions that the Company (or any Subsidiary) may consider as grounds for the dismissal or discharge of the Employee or any other individual in the service of the Company (or any Subsidiary). Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “cause” as defined in the change of control agreement will supersede the above definition.

For purposes of this Agreement, “Good Reason” means without the Employee’s written consent (a) the Employee being assigned by the Company (or a Subsidiary) to duties that are substantially inconsistent with the Employee being a senior executive of the Company (or a Subsidiary), (b) the Employee’s principal work location being moved more than 35 miles, (c) the Company (or a Subsidiary) reducing the Employee’s base salary by more than 10% (unless the base salaries of substantially all other senior executives of the Company are similarly reduced), or (d) the Company reducing the kind or level of benefits (not including base salary, target bonus or equity compensation) for which the Employee is eligible (unless the level of benefits available to substantially all other senior executives of the Company is similarly reduced). Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “good reason” as defined in the change of control agreement will supersede the above definition.

For purposes of this Agreement, “Retirement” means Termination of Service after attaining either (a) age sixty-five (65), or (b) age fifty-five (55) plus a number of Years of Service so that the sum of the Employee’s age and Years of Service is at least sixty-five (65). For this purpose, the Employee’s “Years of Service” equals the number of full months from the Employee’s latest hire date with the Company (or any Subsidiary) to the date of Termination of Service, divided by 12.

5. Death of Employee. In the event that the Employee dies while an employee or during the three (3) or twelve (12) month periods described in paragraph 4, the Employee’s designated beneficiary (if beneficiary designations are permitted by the Company in its discretion), or if no such beneficiary survives the Employee, the administrator or executor of the Employee’s estate, may exercise any vested but unexercised portion of the option within one (1) year after the date of the Employee’s death. Any such transferee must furnish the Company (a) written notice of his or her status as a transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

6. Persons Eligible to Exercise Option. Except as provided in Paragraph 5 above or as otherwise determined by the Committee in its discretion, this option shall be exercisable during the Employee’s lifetime only by the Employee.

7. Option is Not Transferable. Except as otherwise expressly provided herein, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. If permitted by applicable law, this option may be transferred pursuant to a qualified domestic relations order subject to and in accordance with such procedures as the Company (in its discretion) may approve from time to time. Except as provided in the preceding sentence, upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

8. Exercise of Option. The Employee acknowledges that the exercise of this option and the disposition of shares acquired upon exercise of this option must comply with the terms of the Company’s securities trading policy, as it may exist from time to time. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving notice of exercise in such form or manner as the Company may designate, (b) providing full payment of the Exercise Price (and the amount of any income and employment taxes and applicable fees, if any, the Company determines is required to be withheld by reason of the exercise of this option or as is otherwise required under Paragraph 10 below), and (c) giving satisfactory assurances in the form or manner requested by the Company that the shares to be purchased upon the exercise of this option are being purchased for investment and not with a view to the distribution thereof. Exercise of this option, other than through a stock broker-assisted transaction, will be permitted only during the regular business hours of the Company in San Jose, CA. Notwithstanding any contrary provision of this Agreement, if the expiration date of this option falls on a Saturday, Sunday or holiday, the Employee may exercise any vested but unexercised portion of this option at any time prior to the close of business on the first business day following that Saturday, Sunday or holiday. In addition, if the option is to be exercised through a stock broker-assisted transaction, the option must be exercised while the applicable stock market is open for trading and before the option otherwise expires.

9. Conditions to Exercise. Except as provided in Paragraph 8 above or as otherwise required as a matter of law, the Exercise Price for this option may be paid in one (1) (or a combination of two (2) or more) of the following forms:

(a) Personal check, a cashier’s check or a money order.

(b) If permitted by the Committee, irrevocable directions to a securities broker approved by the Company to sell all or part of the option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any required withholding taxes. (The balance of the sale proceeds, if any, will be delivered to the Employee.)

(c) If permitted by the Committee, the delivery to the Company of already-owned Shares having a Fair Market Value sufficient to pay the Exercise Price and any required withholding taxes (all in the form and manner specified by the Company in its discretion).

(d) In another form permitted by the Committee in accordance with the terms of the Plan.

10. Tax Withholding and Payment Obligations. The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this option, including the grant, vesting or exercise of this option or sale of shares acquired pursuant to the exercise of this option (“tax-related items”). These requirements may change from time to time as laws or interpretations change. Regardless of the Company’s actions in this regard, the Employee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (a) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this option grant, including the grant, vesting or exercise of this option and the subsequent sale of shares acquired pursuant to the exercise of this option; and (b) does not commit to structure the terms of the grant or any aspect of this option to reduce or eliminate the Employee’s liability regarding tax-related items. In the event the Company determines that it and/or a Subsidiary must withhold any tax-related items as a result of the Employee’s participation in the Plan, the Employee agrees as a condition of the grant of this option to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Employee authorizes the Company and/or a Subsidiary to withhold all applicable withholding taxes from any cash compensation due to the Employee. Furthermore, the Employee agrees to pay the Company and/or a Subsidiary any amount of taxes the Company and/or a Subsidiary may be required to withhold as a result of the Employee’s participation in the Plan that cannot be satisfied by deduction from cash compensation due to the Employee. The Employee acknowledges that he or she may not exercise this option unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied.

11. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

12. Change in Control. In the event of a Change in Control, this option shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Employee’s consent and notwithstanding any provision to the contrary in this Agreement or the Plan, must provide for one of the following: (a) the assumption of this option by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of options with substantially the same terms as this option; (c) the conversion of this option into an option to purchase the consideration received by the stockholders of the Company in the Change in Control; (d) the termination of this option after the Company shall have provided the Employee with the ability to exercise this option as to all Shares, including Shares which otherwise would not be then exercisable, for a period of fifteen (15) days or less before the consummation of the Change in Control; or (e) the cancellation of this option after payment to the Employee of an amount in cash or cash equivalents equal to (A) the fair market value of the Shares subject to this option at the time of the Change in Control minus (B) the Exercise Price of the Shares subject to this option at the time of the Change in Control. In the event the definitive agreement does not provide for one of the foregoing alternatives with respect to the treatment of this option, this option shall have the treatment specified in clause (d) of the preceding sentence. The Committee may, in its sole discretion, accelerate the exercisability and vesting of this option in connection with any of the foregoing alternatives. For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). Notwithstanding the foregoing, if the Employee is a party to a change of control agreement with the Company, the definition of “change of control” as defined in the change of control agreement will supersede the above definition.

Notwithstanding anything herein to the contrary, in the event the Employee incurs a Termination of Service within twelve (12) months following a Change in Control on account of a termination by the Company (or any Subsidiary) for any reason other than Cause or on account of a termination by the Employee for Good Reason, then (a) the right to exercise this option immediately will vest as to all of the Shares set forth on the Notice of Grant and (b) Paragraphs 24 and 25 shall be deemed to be without force and effect.

13. No Rights of Stockholder. Neither the Employee (nor any transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option unless and until certificates representing such Shares shall have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to the Employee (or transferee).

14. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at 6001 America Center Dr., P.O. Box 641390, San Jose, CA 95164 or at such other address as the Company may hereafter designate in writing.

15. Maximum Term of Option. Except to the limited extent provided in paragraph 5 above, this option is not exercisable after the Expiration Date.

16. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

17. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan. This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code. The Company may, in its discretion, issue newly issued shares or treasury shares pursuant to this option.

18. Incentive Stock Option Rules. If this option is designated in the Notice of Grant as an incentive stock option (i.e., as an option qualified under Section 422 of the Code), the rules of this paragraph 18 shall apply to the option. If this option is exercised more than three (3) months after the Employee’s Termination of Service for any reason other than Disability or death, this option no longer will be an incentive stock option and instead will be deemed to be a nonqualified stock option (unless the employee dies within such three-month period). If this option is exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, this option no longer will be an incentive stock option and instead will be deemed to be a nonqualified stock option (unless the employee dies within such one-year period). If the fair market value (determined on the applicable grant date of the option) of the shares with respect to which incentive stock options are exercisable for the first time by the Employee during any calendar year (under all incentive stock options granted to Employee under all plans of the Company and its Subsidiaries) exceeds $100,000, the portion of the option shares in excess of $100,000 instead shall be deemed to be shares under a nonqualified stock option (rather than under an incentive stock option).

19. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

20. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

22. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein, modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A prior to the exercise of the option, provided that any such revisions shall not materially reduce the benefits intended to be conferred by this Agreement. However, in no event will the Company be obligated to make any such revision and in all events, the Employee will be solely responsible for any taxes that may be owed under Section 409A on account of this option.

23. Amendment, Suspension, Termination. By accepting this option, the Employee expressly warrants that he or she has received an option to purchase stock under the Plan, and has received, read and understood the prospectus for the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

24. Non-Compete. The Employee agrees that for the period commencing on the date the Employee executes this option and ending on the date occurring twelve (12) months after the Employee incurs a Termination of Service (the “Obligations Period”), the Employee, directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer or otherwise, will (a) not engage, participate or invest in any business activity anywhere in the world that is directly competitive with the principal products or services of the Company and its subsidiaries (the “Businesses”) (except that it will not be a violation of this Paragraph 24 for the Employee to own as a passive investment not more than one percent of any class of publicly traded securities of any entity); nor (b) solicit business from any of the Businesses’ customers and users on behalf of any business that directly competes with the Businesses. Notwithstanding any contrary provision of this option agreement, the Committee, in its discretion, may choose to waive the requirements of this Paragraph 24 (including, but not limited to, upon the advice of legal counsel to the Company), and shall waive such requirements in circumstances where enforceability of this Paragraph 24 is precluded by applicable law.

25. Non-Solicit. The Employee agrees that for the Obligations Period, the Employee will not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or take away such employees, either for the benefit of the Employee or on behalf of another entity; provided, however, this provision is not enforceable with respect to the Employee’s administrative assistant.

26. Disclosure of Employee Information. By accepting this option award, the Employee consents to the collection, use and transfer of personal data as described in this paragraph. The Employee understands that the Company and its Subsidiaries hold certain personal information about him or her, including his or her name, home address and telephone number, date of birth, social security or identity number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards of options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of managing and administering the Plan (“Data”). The Employee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of his or her participation in the Plan, and that the Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Employee understands that these recipients may be located in the European Economic Area, or elsewhere, such as in the U.S. The Employee authorizes the Company to receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired from this award of Performance Shares of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares of stock on his or her behalf. The Employee understands that he or she may, at any time, view the Data, require any necessary amendments to the Data or withdraw the consent herein in writing by contacting the Equity Programs Department for the Company and/or its applicable Subsidiaries.

27. Labor Law. By accepting this option award, the Employee acknowledges that: (a) the grant of this option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (b) all determinations with respect to any future grants, including, but not limited to, the times when the options shall be granted, the number of options subject to each option award and the time or times when the options shall vest, will be at the sole discretion of the Company; (c) the Employee’s participation in the Plan is voluntary; (d) the value of this option is an extraordinary item of compensation which is outside the scope of the Employee’s employment contract, if any; (e) this option is not part of the Employee’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the vesting of this option will cease upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (h) this option has been granted to the Employee in the Employee’s status as an employee of the Company or its Subsidiaries; (i) any claims resulting from this option shall be enforceable, if at all, against the Company; and (j) there shall be no additional obligations for any Subsidiary employing the Employee as a result of this option.

28. Section 409A. The Company intends this option to be exempt from Internal Revenue Code Section 409A. However, the Company has not and cannot guarantee that this option is so exempt. The Employee agrees that the Employee (and not the Company) will be solely responsible for any taxes that may be owed under Section 409A on account of this option.

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